EXHIBIT 11


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the use in Part B, constituting part of Amendment No. 6 of the Registration Statement (File No. 811-6277) on Form N-1A, of our report dated October 9, 1995, accompanying the Statement of Assets and Liabilities of U.S. Treasury Reserves Portfolio contained in such Registration Statement and the use of our name, and the statement with respect to us, as appearing under the heading "Investment Advisory and Other Services" in Part B.

Deloitte & Touche LLP

Boston, Massachusetts
December 27, 1995